Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alarum Technologies Ltd. of our report dated March 31, 2023 relating to the financial statements, which appears in Alarum Technologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

September 19, 2023